Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-201838) and the Registration Statements on Form S-8 (No. 333-194773, 333-201843, 333-209729, 333-216110, and 333-221381) of Ultragenyx Pharmaceutical Inc. of our report dated March 9, 2017 relating to the financial statements of Dimension Therapeutics Inc., which is incorporated by reference in this Current Report on Form 8-K of Ultragenyx Pharmaceutical Inc.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

November 7, 2017